Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (File No.  333-225604) and on Forms S‑8 (File Nos. 333‑148682, 333‑159938, 333‑168786, 333-182821, 333‑190435, 333‑197873, 333-203924, 333-211277, 333-218911, 333-226548 and 333-231542) of AMAG Pharmaceuticals, Inc. of our report dated March 6, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 6, 2020